Exhibit 23.1


                        Independent Accountant's Consent

                 As independent accountants, we hereby consent to the use of our report for ECOS Group, Inc. and Subsidiary, dated August 13, 2001, and to all references to our Firm included in or made part of this Form 10-QSB.


     /s/ Morrison, Brown, Argiz & Company
     MORRISON, BROWN, ARGIZ & COMPANY
     Miami, Florida
     August 13, 2001